EXHIBIT 23.1



         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


         We hereby consent to (i) the inclusion of our opinion letter, dated October 14, 1999 to the Board of Directors of Zions Co-operative Mercantile Institution (the "Company") as Annex II to the Registration Statement of The May Department Stores Company ("May") relating to the Company's merger with May and
(ii) all references to DLJ in the sections captioned "Background of the Merger" and "Opinion of Financial Advisor to the Board of Directors of ZCMI", of the Registration Statement on Form S-4 of May. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                        DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


                                        By:  /s/ Steve Puccinelli
                                           --------------------------------
                                        Steve Puccinelli
                                        Managing Director

New York, New York
November 22, 1999